UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest reported): June 9, 2021

BJs RESTAURANTS INC

(Exact name of registrant as specified in its charter)

California	0-21423	33-0485615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7755 Center Avenue Suite 300
Huntington Beach, California	92647
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (714) 500-2400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, No Par Value	BJRI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)            At the Annual Meeting of Shareholders of BJ’s Restaurants, Inc. (the “Company”) held on June 9, 2021, the Company’s shareholders, upon the recommendation of the Board of Directors, ratified and approved the BJ’s Restaurants, Inc. Equity Incentive Plan, as amended and restated (the “Amended Plan”), including an amendment to increase the number of shares available for issuance thereunder by 1,840,000 shares.

A brief summary of the Amended Plan, as amended, was included as part of Proposal No. 2 contained on pages 19-27 of the Company’s proxy statement on Schedule 14A for its 2021 Annual Meeting of shareholders, as filed with the Securities and Exchange Commission on April 23, 2021, and is incorporated herein. The information regarding the Plan contained herein is qualified in its entirety by reference to the actual terms of the Amended Plan, as amended and restated, which is filed as Exhibit 10.1 hereto and incorporated by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 9, 2021, the Company held its Annual Meeting of Shareholders. Shareholders voted on (i) the election of directors, (ii) ratification and approval of the Amended Plan, (iii) approval, on an advisory and non-binding basis, of the compensation of named executive officers; and (iv) ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2021.

Election of Directors. Gregory A. Trojan, Gerald W. Deitchle, Peter A. Bassi, Larry D. Bouts, Bina Chaurasia, James A. Dal Pozzo, Noah A. Elbogen, Lea Anne S. Ottinger, Keith E. Pascal, Janet M. Sherlock and Patrick D. Walsh were nominated and elected at the meeting. The following votes were cast for each of the nominees:

Name	For	Withhold
Gregory A. Trojan	20,812,108	277,180
Gerald W. Deitchle	20,413,270	676,018
Peter A. Bassi	20,216,701	872,587
Larry D. Bouts	20,372,395	716,893
Bina Chaurasia	20,981,108	108,180
James A. Dal Pozzo	20,318,047	771,241
Noah A. Elbogen	20,941,562	147,726
Lea Anne S. Ottinger	20,625,656	463,632
Keith E. Pascal	20,625,277	464,011
Janet M. Sherlock	20,708,635	380,653
Patrick D. Walsh	20,972,973	116,315

There were 1,035,515 broker non-votes with respect to the election of directors.

Ratification & Approval of Equity Incentive Plan. The shareholders also ratified and approved the Amended Plan. The following votes were cast on the proposal to ratify and approve the Amended Plan: 19,481,321 For; 1,601,790 Against; 6,177 Abstain. There were 1,035,515 broker non-votes.

Advisory Vote on Executive Compensation. In addition, the shareholders approved, on an advisory and non-binding basis, the compensation of named executive officers. The following votes were cast on the compensation of named executive officers: 20,528,420 For; 553,236 Against; 7,632 Abstain. There were 1,035,515 broker non-votes.

Ratification of Accountants. Finally, the shareholders approved the ratification of Ernst & Young LLP as our independent registered public accounting firm for the 2021 fiscal year. The following votes were cast on the ratification: 21,892,800 For; 231,509 Against; 494 Abstain. There were no broker non-votes.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

10.1	Equity Incentive Plan, as amended and restated (incorporated by reference to Appendix A to the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 23, 2021).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 11, 2021	BJ’S RESTAURANTS, INC. (Registrant)
By: /s/ GREGORY A. TROJAN Gregory A. Trojan, Chief Executive Officer and Director (Principal Executive Officer)
By: /s/ GREGORY S. LEVIN Gregory S. Levin, President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)